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                              INNOPET BRANDS CORP.
                                   Exhibit 11


             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE

                INCEPTION (JANUARY 11, 1996) TO DECEMBER 31, 1996




Net Loss                                               $(6,518,304)
                                                       -----------

Weighted average common shares outstanding               1,705,486


Adjustments to reflect requirements of the
  Securities and Exchange Commission SAB 83:
      Common stock issued to Parent and officers and
      employees within the period                          388,514
                                                       -----------

Total weighted average common shares and equivalents     2,094,000
                                                       -----------

Net loss per common share                              $     (3.11)
                                                       ===========

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